Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Pre-Effective Amendment No.3 to the Company’s Registration Statement on Form S-1 File No. 333-289815 of our report dated November 5, 2025, relating to the consolidated financial statements of DevvStream Corp., for the year ended July 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

November 25, 2025